Exhibit 10.104

AMENDED AND RESTATED AMENDMENT TO CONVERTIBLE DEBENTURES

AMENDMENT AND RESTATED AMENDMENT TO CONVERTIBLE DEBENTURES effective January 1st, 2013 (this "Amendment"), to the various Convertible Debentures attached hereto as Exhibit A (collectively, the "Debentures"), by and between VG LIFE SCIENCES INC., a Delaware corporation formally known as Viral Genetics Inc. (the "Company") to DMBM, Inc.. a New York corporation ("DMBM").

This Amendment shall clarify certain vagueness in the original Amendment to reflect the understanding and agreement between the Company and DMBM. This Amendment shall amend and restate in its entirety that certain Amendment to Convertible Debentures dated as of September 14, 2012 (the "Original Amendment") between the Company and DMBM.

All of the indebtedness represented by the Debentures remains unpaid and at present the Company does not have sufficient cash or other liquid assets to pay the Notes as they come due and payable. As of this date certain of the Debentures are past due. The Company intends to seek financing in the near future from institutional investors and the overhang of unpaid debt represented by the Debentures will adversely affect the Company's ability to successfully complete that financing. The ability of the holder of the Debentures to demand repayment of the Debentures in cash will also adversely affect the Company's ability to complete any such financing.

Therefore, in order to induce DMBM to convert the Debentures into shares of the Company's common stock (the "Common Stock"), the Company and DMBM are entering into this Amendment

NOW, THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and DMBM hereby agree as follows:

1.            Terms. Capitalized. terms used in this Amendment shall have the same meanings herein as are given to such terms in the Debenture, unless otherwise expressly defined herein.

2.            Amendment of Conversion Price. Notwithstanding anything set forth in the Debentures, the Conversion Price of each of the Debentures is amended to the lower of (a) the Conversion Price set forth on the fourth column of Exhibit A attached hereto or (b) a discount of thirty percent (30%) from the average of the closing price of the Company's Common Stock (on the principal exchange or market in which the Company's Common Stock trades) for the fourteen (14) trading days prior to DMBM's submission of a conversion notice to the Company.

3.            Amendment to Payment in Cash. Notwithstanding anything set forth in the Debentures, the Debentures are hereby amended to eliminate the right of DMBM to demand or request repayment of the Debentures in cash. DMBM acknowledges it is releasing the Company from any obligation to pay the Debentures in cash.

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4.            Waivers. In consideration of the reduction of the Conversion Price as provided for this Amendment, DMBM waives accrued interest and the right to receive interest on the Debentures and any other defaults under the Debentures.

5.            Warrants. In consideration of this Amendment, the company will issue the following Warrants (collectively, "the Warrants") to purchase shares of Common Stock to DMBM:

1,171,428 Warrants exercisable at $.50 per share;

1,171,428 Warrants exercisable at $1.00 per share;

1,171,428 Warrants exercisable at $1.50 per share;

1,171,428 Warrants exercisable at $2.00 per share.

The Warrants will have a cashless exercise option, shall have a term of five (5) years and shall have such other terms and provisions as are customary for Warrants of this nature.

6.            Governing Law. Except as expressly amended hereby. the Debentures shall remain in full force and effect in accordance with its terms. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard or reference to any of its choice of laws or conflicts of laws principles which would require or permit the application of the laws of another jurisdiction.

7.            Drafting History. In: resolving any dispute or controversy arising out. of or relating to this Amendment or in connection with construing any term or provision in this Amendment, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The parties acknowledge and agree that this Amendment was negotiated and drafted with each party being represented by competent legal counsel of its choice and with each party having an opportunity to participate in the drafting of the provisions hereof and shall therefore this Amendment shall be construed and interpreted as if drafted jointly by the parties and not with any presumption against either of the parties.

8.            Assignment. This Amendment may not be assigned by either party nor may a party's duties or obligations hereunder be delegated without the prior written consent of the other party. This Amendment shall inure to the benefit of, and shall be binding upon, the parties, their respective successors (whether by merger or consolidation, recapitalization or other similar transaction) and their permitted assignees.

9.            Complete Amendment. This Amendment and the Debentures constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous understandings and agreements among the parties, whether oral or written, with. respect to such subject matter, all of which are merged herein. There are no representations, warranties, agreements or promises between the parties with respect to such subject matter, except those, which are expressly set forth herein. The Original Amendment shall be merged herein as it is hereby amended, restated and replaced in its entirety by this Amendment.

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10.            Headings, Counterparts. The section head ins contained in this Amendment are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as if appropriate. References to the singular shall include the plural and vice versa. This Amendment shall be effective when duly executed counterparts are executed and delivered by each of the parties. This Amendment may be executed in multiple counterpart's (and may be executed by facsimile. PDF or electronic signature. Which shall constitute a legal and valid signature for purposes hereof), each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same document. The parties acknowledge and agree that this Amendment is effective as of its specified date regardless of the fact that it is being executed by either of the parties on another date (including a later date). Facsimile or PDF counterparts of this Amendment shall be deemed to be considered original and valid counterparts hereof.

IN WITNESS WHEREOF, each of the parties has executed this Amended and Restated Amendment to Convertible Debentures, effective as of the date first written above.

VG LIFE SCIENCES, INC.

By: /s/ Haig Keledjian

       Name: Haig Keledjian

       Title: President & CEO

DMBM, INC.

By: /s/ Damon R Devitt

       Name: Damon R Devitt

       Title: President, DMBM Inc.

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EXHIBIT A

		Price as	Market
Date	Amount	a % market	Price	pps	# shares
November	$42,000.00	0.50000	0.28000	0.140000	300,000.00
December	$64,000.00	0.50000	0.28000	0.140000	457,142.86
January	$73,000.00	0.55000	0.28000	0.154000	474,025.97
February	$137,000.00	0.75000	0.8000	0.210000	652,380.95
March	$152,000.00	0.75000	0.28000	0.210000	723,809.52
April	$80,000.00	0.75000	0.28000	0.210000	380,952.38
May	$99,000.00	0.75000	0.28000	0.210000	471,428.57
June	$84,000.00	0.75000	0.28000	0.210000	400,000.00
July	$39,500.00	0.75000	0.28000	0.210000	188,095.24
August	$1,000.00	0.75000	0.28000	0.210000	4,761.90
September	$54,000.00	0.75000	0.28000	0.210000	257,142.85
October	$1,000,00	0.75000	0.28000	0.210000	71,428.57
November	$15,000.00	0.75000	0.28000	0.210000	71,428.57
December	$2,500.00	0.75000	0.28000	0.210000	97,619.05

	$ 76,000.00	0.70000		0.192518	4,550,216.45

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